Exhibit (a)(1)(viii)

A:	Participantes del Plan de Ahorro para el Retiro de Amgen (el “Plan 401(k)”) y del Plan de Ahorro para el Retiro de Amgen Manufacturing, Limited (el “Plan de AML” y, conjuntamente con el Plan 401(k), el “Plan de Retiro”)

DE:	Amgen Inc.

RE:	Oferta de adquisición de acciones comunes de Amgen que tengas en el Plan de Retiro, tu Cuenta Limitada de Inversionista Individual de Merrill Lynch (Merrill Lynch Limited Individual Investor Account —LIIA, por sus siglas en inglés), o en Computershare

FECHA:	8 de noviembre de 2011

El 7 de noviembre de 2011, Amgen anunció su plan de lanzar una oferta de adquisición de acciones mediante subasta holandesa modificada para adquirir hasta $5 mil millones de sus acciones comunes, a un precio no mayor de $60.00 ni menor de $54.00 por participación (la “oferta de adquisición de acciones”).

Recibes este aviso porque eres un participante del Plan de Retiro y, por consiguiente, tal vez tengas participaciones de acciones comunes de Amgen en la opción de inversión del Fondo de Acciones Comunes de Amgen (Amgen Common Stock Fund) que se ofrece en el Plan de Retiro. Si te interesa ofrecer cualquier porción de las participaciones de acciones comunes de Amgen que tienes en el Plan de Retiro, este documento te proporcionará información de cómo hacerlo. Recalcamos que, si deseas ofrecer participaciones de acciones comunes de Amgen que tengas en el Plan de Retiro, es necesario que sigas las instrucciones en este aviso. Puede que también tengas participaciones de acciones comunes de Amgen en tu cuenta LIIA de Merrill Lynch, como resultado de concesiones de acciones a largo plazo o en Computershare, como resultado de tu participación en el Plan Enmendado y Reescrito de Amgen Inc. de Compra de Acciones para Asociados (Employee Stock Purchase Plan (el “ESPP”, por sus siglas en inglés)), hasta e incluyendo el período de compra que finalizó el 15 de junio de 2011. Si te interesa ofrecer cualquier porción de las participaciones de acciones comunes de Amgen que tienes en la cuenta LIIA de Merrill Lynch o en Computershare, este documento también te proporciona alguna información de cómo hacerlo también. No obstante, tanto Merrill Lynch como Computershare te enviarán por su parte una comunicación escrita con respecto al ofrecimiento de esas participaciones.

Te exhortamos a examinar este aviso cuidadosamente y a tomar nota de las fechas límite cruciales y las acciones que debes tomar, si deseas ofrecer las participaciones de acciones comunes de Amgen que tienes. Si eres participante del Plan de AML, recibirás un aviso adicional en el formulario que acompaña este aviso.

Debes revisar cuidadosamente la información adjunta sobre la oferta de adquisición de acciones que te enviamos en el documento titulado “Oferta de Compra”, la cual contiene todos los detalles sobre cómo funciona la oferta de adquisición de acciones. Puedes obtener una copia gratuita de los documentos de la oferta de adquisición de acciones que Amgen presentará ante la Comisión de Bolsa y Valores (Securities and Exchange Commission —“SEC”, por sus siglas en inglés) en el portal cibernético de la SEC en www.sec.gov o en el portal cibernético de Amgen en www.amgen.com, o llamando al agente de información con respecto a la oferta de adquisición de acciones, Georgeson Inc., al (877) 278-9672 (sin cargos).

Aparte de esta comunicación, puede que también recibas información sobre el ofrecimiento de participaciones de acciones comunes de Amgen que tengas en Computershare (que administra el ESPP de Amgen), Merrill Lynch (en lo que respecta a las participaciones de acciones comunes de Amgen en tu cuenta LIIA de Merrill Lynch), o en otros corredores o instituciones financieras, según corresponda.

Cómo ofrecer participaciones que se tengan en el Plan de Retiro, tu cuenta LIIA de Merrill Lynch o en Computershare

Dónde se tienen las participaciones de Acciones Comunes de Amgen e información especial	Para ofrecer participaciones de Acciones Comunes de Amgen (o para revisar o cancelar una elección existente)

Plan de Retiro

Puedes ofrecer las participaciones que tengas en el Fondo de Acciones Comunes de Amgen dentro del Plan de Retiro. Puedes ofrecer cualesquiera de las participaciones de acciones comunes de Amgen que tengas en el Fondo de Acciones Comunes de Amgen en el Plan de Retiro, aunque éstas se depositen en tu cuenta del Plan de Retiro luego de haber comenzado la oferta de adquisición de acciones. Las ganancias que recibas como resultado de la aceptación de tu oferta, se depositarán en tu cuenta del Plan de Retiro en la opción de inversión correspondiente a la clase de activos Capital Preservation. Luego del depósito, podrás transferir tus ganancias a cualquier otra opción de inversión del Plan de Retiro, accediendo a tu cuenta en Benefits OnLine o comunicándote con el Centro de Beneficios de Amgen. Si se acepta tu oferta de participaciones, recibirás una confirmación de parte de Merrill Lynch, luego de completarse la oferta de adquisición de acciones.

Para información sobre restricciones que afectan las participaciones que ofrezcas y estén en el Fondo de Acciones Comunes de Amgen dentro del Plan de Retiro, consulta la sección de este aviso titulada “Aviso importante sobre tus derechos en el Plan de Ahorro para el Retiro de Amgen y el Plan de Ahorro para el Retiro de Amgen Manufacturing, Limited”.

Puedes ofrecer participaciones que tengas en el Plan de Retiro, únicamente por teléfono. Si deseas ofrecer estas participaciones, debes llamar al Centro de Beneficios de Amgen según se indica a continuación. No puedes hacer la oferta en línea, por correo ni por fax. Si no llamas, no se ofrecerán las participaciones de acciones comunes de Amgen que tengas en el Plan de Retiro.

Puedes ofrecer participaciones o revisar o cancelar tu elección existente de ofrecer participaciones del Plan de Retiro en cualquier momento hasta las 3 p.m. hora del Este del 6 de diciembre de 2011. Después de esa hora no podrán aceptarse órdenes de oferta ni cancelaciones.

Comunícate con el Centro de Beneficios de Amgen en estos números:

•    Desde los EE.UU., Puerto Rico y Canadá, marca 800-97AMGEN ((800) 972-6436).

•    Desde todos los demás países, llama directo al +1 (609) 818-8910 y Merrill Lynch aceptará los cargos de tu llamada.

Hay representantes a tu disposición las 24 horas del día, siete días a la semana y, de ser necesario, un intérprete puede venir al teléfono. Cuando llames, debes tener la siguiente información a mano:

•    Número de Seguro Social de los EE.UU. o número de identificación de asociado.

•    Cuántas participaciones de acciones comunes de Amgen deseas ofrecer y dónde se encuentran (i.e., el Plan 401(k), el Plan de AML o tu LIIA de Merrill Lynch).

•    El precio al que deseas ofrecer tus participaciones de acciones comunes de Amgen: no más de $60.00 ni menos de $54.00 por participación.

Cuenta LIIA de Merrill Lynch

Puedes ofrecer las participaciones de acciones comunes de Amgen que tengas en tu cuenta LIIA de Merrill Lynch, tales como participaciones adquiridas por el ejercicio de la opción de compra de acciones, unidades de acciones restringidas con derechos adquiridos, unidades de rendimiento obtenidas que se hayan pagado, o participaciones de acciones comunes de Amgen que hayas transferido de otra cuenta. Si tuvieras opciones de compra de acciones sin ejercitar, deberás ejercitarlas para poder ofrecer las participaciones que obtengas del ejercicio. Si se acepta tu oferta de participaciones, podrás ver el resultado en tu cuenta LIIA de Merrill Lynch, la cual podrás acceder a través de Benefits OnLine, luego de completarse la oferta de adquisición de acciones.

Merrill Lynch te remitirá por correo a la dirección en tus registros un paquete de información con instrucciones para ofrecer las participaciones de acciones comunes de Amgen que tengas a través de tu LIIA de Merrill Lynch. Dichas instrucciones te indicarán cómo hacer la oferta por correo, por fax o por teléfono.

Si escoges ofrecer participaciones en tu LIIA de Merrill Lynch por teléfono a través del Centro de Beneficios de Amgen, debes llamar:

•    Desde los EE.UU., Puerto Rico y Canadá, marca 800-97AMGEN ((800) 972-6436).

•    Desde todos los demás países, llama directo al +1 (609) 818-8910 y Merrill Lynch aceptará los cargos de tu llamada.

Dónde se tienen las participaciones de Acciones Comunes de Amgen e información especial	Para ofrecer participaciones de Acciones Comunes de Amgen (o para revisar o cancelar una elección existente)

Hay representantes a tu disposición las 24 horas del día, siete días a la semana y, de ser necesario, un intérprete puede venir al teléfono. Cuando llames, debes tener la siguiente información a mano:

•     Número de Seguro Social de los EE.UU. (o, para el Personal Internacional, los nueve dígitos de tu número de cuenta o el número de identificación de asociado).

•     Cuántas participaciones de acciones comunes de Amgen deseas ofrecer y dónde se encuentran (i.e., el Plan 401(k), el Plan de AML o tu LIIA de Merrill Lynch).

•     El precio al que deseas ofrecer tus participaciones de acciones comunes de Amgen: no más de $60.00 ni menos de $54.00 por participación.

Si escoges usar el Centro de Beneficios de Amgen, podrás ofrecer participaciones o revisar o cancelar tu elección existente de ofrecer participaciones en tu LIIA de Merrill Lynch en cualquier momento hasta las 3 p.m. hora del Este del 6 de diciembre de 2011. Después de esa hora, el Centro de Beneficios de Amgen no podrá aceptar órdenes de oferta ni cancelaciones.

Si escoges hacer tu oferta a través de cualquier otro método, consulta los documentos que recibas de Merrill Lynch, para el procedimiento y las fechas límite para otros métodos de oferta.

ESPP

Puedes ofrecer las participaciones de acciones comunes de Amgen que tengas en Computershare y que hayas adquirido a través del ESPP, hasta e incluyendo el período de compra que finalizó el 15 de junio de 2011. Si se acepta tu oferta de participaciones, podrás ver el resultado en Benefits OnLine, luego de completarse la oferta de adquisición de acciones.

Computershare te remitirá por correo a la dirección en tus registros un paquete de información con instrucciones para ofrecer las participaciones de acciones comunes de Amgen que tengas en Computershare.

No llames al Centro de Beneficios de Amgen para ofrecer estas participaciones. El Centro de Beneficios de Amgen no puede recibir instrucciones para ofrecer las mismas.

Aviso importante sobre tus derechos en el Plan de Ahorro para el Retiro de Amgen y el Plan de Ahorro para el Retiro de Amgen Manufacturing, Limited

Este aviso es para informarte que, como resultado de la oferta de adquisición de acciones mediante subasta holandesa modificada que Amgen anunció el 7 de noviembre de 2011, si ofreces participaciones de acciones comunes de Amgen que tengas en el Fondo de Acciones Comunes de Amgen en el Plan de Ahorro para el Retiro de Amgen o en el Plan de Ahorro para el Retiro de Amgen Manufacturing, Limited, provisionalmente no podrás tomar ninguna otra acción con respecto a las participaciones que hayas optado por ofrecer, incluyendo pero no limitado a, venderlas, dirigir o diversificar las acciones comunes de Amgen que tengas en cartera, recibir desembolsos de las participaciones ni recibir un préstamo contra las mismas.

Este período, durante el cual no podrás ejercitar estos derechos que, de ordinario, están disponibles en el plan, se conoce como “período de supresión de actividad”. El período de supresión de actividad comienza el día en que tu elección de ofrecer participaciones del Plan de Ahorro para el Retiro de Amgen o del Plan de Ahorro para el Retiro de Amgen Manufacturing, Limited sea irrevocable, lo cual ocurrirá el 6 de diciembre de 2011 a las 3 p.m. hora del Este, y terminará al completarse la oferta de adquisición de acciones, que se anticipa ocurra para el 15 de diciembre de 2011. Puedes conocer si el período de supresión de actividad comenzó o terminó llamando al Centro de Beneficios de Amgen a estos números:

•	Desde los EE.UU., Puerto Rico y Canadá, marca 800-97AMGEN ((800) 972-6436).

•	Desde todos los demás países, llama directo al +1 (609) 818-8910 y Merrill Lynch aceptará los cargos de tu llamada.

Las ganancias que recibas provenientes de tu oferta se depositarán en la opción de inversión de la clase de activos Capital Preservation. Después de ese depósito, podrás transferir tus ganancias a cualquier otra opción de inversión en el Plan de Ahorro para el Retiro de Amgen o el Plan de Ahorro para el Retiro de Amgen Manufacturing, Limited, accediendo a tu cuenta en Benefits OnLine o comunicándote con el Centro de Beneficios de Amgen. Si Amgen no adquiere alguna de las participaciones que ofrezcas, las mismas permanecerán en tu cuenta y se descontinuarán las restricciones antes mencionadas, cuando Amgen termine o complete la oferta de adquisición de acciones.

Es sumamente importante que analices y consideres la idoneidad de tus inversiones actuales, ya que, durante el período de supresión de actividad, no podrás dirigir ni diversificar las acciones comunes de Amgen que hayas ofrecido. Para la seguridad de tu retiro a largo plazo, debes considerar cuidadosamente la importancia de una cartera de inversiones bien equilibrada y diversificada, tomando en cuenta todos tus activos, ingresos e inversiones. Debes tener presente que existe riesgo en invertir una parte considerable de tus activos en valores de una sola compañía, cualquiera que sea, ya que los valores individuales tienden a sufrir mayores fluctuaciones de precio, alzas y caídas, en períodos cortos, que las inversiones en fondos diversificados. Las acciones que tienen amplias fluctuaciones en precio podrían sufrir una gran pérdida durante el período de supresión de actividad, y no podrías solicitar la venta de esas acciones en tu cuenta durante dicho período.

Debemos señalar que las leyes federales, por lo regular, exigen notificar sobre períodos de supresión de actividad por lo menos 30 días antes del último día en que podrías ejercitar tus derechos afectados inmediatamente antes del comienzo de cualquier período de supresión de actividad, a fin de que dispongas de tiempo suficiente para considerar el efecto que tendrá el período de supresión de actividad en tu plan de retiro y tus planes financieros. Debido a la naturaleza de la oferta de adquisición y la incapacidad de la compañía de anunciarla con anticipación, no dispones de 30 días completos. Si tienes preguntas sobre este aviso, debes comunicarte con el Centro de Beneficios de Amgen, según antes indicado.

Si los términos de este memorando confligen con la Oferta de Compra, la Oferta de Compra prevalecerá. La junta de directores de Amgen ha autorizado a Amgen a hacer la oferta de adquisición de acciones. No obstante, ni Amgen ni ningún miembro de su junta de directores, los Agentes de Bolsa de Valores, el Agente de Información ni el Depositario (según se definen dichos términos en la Oferta de Compra) hacen ninguna recomendación a los accionistas en cuanto a si deben ofrecer o abstenerse de ofrecer las participaciones de acciones comunes de Amgen que tengan o en cuanto al precio de compra o los precios de compra que un accionista puede escoger para ofrecer participaciones de acciones comunes de Amgen. Ni Amgen ni ningún miembro de su junta de directores, los Agentes de Bolsa de Valores, el Agente de Información ni el Depositario han autorizado a ninguna persona a hacer recomendaciones con respecto a la oferta de adquisición de acciones. Los accionistas deben evaluar cuidadosamente toda la información en la Oferta de Compra, consultar con sus propios asesores financieros y contributivos y tomar sus propias decisiones en lo que respecta a ofrecer o no participaciones de acciones comunes de Amgen y, si deciden hacerlo, cuántas participaciones de acciones comunes de Amgen ofrecerán y el precio de compra o los precios de compra a que las ofrecerán.

[FIRST NAME] [LAST NAME]

[ADDRESS 1]

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Las acciones comunes de Amgen que posees en cartera dentro del Plan de Ahorro para el Retiro de Amgen Manufacturing, Limited

Hasta el 1 de noviembre de 2011, tenías [XX] participaciones de acciones comunes de Amgen en el Fondo de Acciones Comunes de Amgen dentro del Plan de Ahorro para el Retiro de Amgen Manufacturing, Limited. Puede que también tengas acciones comunes de Amgen en otras cuentas, tales como la Cuenta Limitada para Inversionistas Individuales de Merrill Lynch (Merrill Lynch Limited Individual Investor Account —“LIIA”, por sus siglas en inglés) o en cuentas de corretaje que no están relacionadas con planes de beneficio de Amgen.

Te exhortamos a conservar esta información para tu referencia, cuando consideres si participarás en la oferta de adquisición de acciones mediante subasta holandesa modificada, descrita en este paquete (la “oferta de adquisición de acciones”). Te exhortamos también a leer el aviso adjunto para Participantes del Plan de Ahorro para el Retiro de Amgen (el “Plan 401(k)”) y del Plan de Ahorro para el Retiro de Amgen Manufacturing, Limited (el “Plan de AML” y, conjuntamente con el Plan 401(k), el “Plan de Retiro”) para que te enteres de información importante en torno a la oferta de adquisición de acciones.

Para información más actualizada sobre las acciones comunes de Amgen que posees en el Plan de Ahorro para el Retiro de Amgen Manufacturing, Limited, accede a tu cuenta en www.benefits.ml.com o comunícate con el Centro de Beneficios de Amgen, como sigue:

•	Desde los EE.UU., Puerto Rico y Canadá, marca 800-97AMGEN ((800) 972-6436).

•	Desde todos los demás países, llama directo al +1 (609) 818-8910 y Merrill Lynch aceptará los cargos de tu llamada.

El memorando para los participantes de ciertos planes de beneficios para empleados de Amgen se traducirá al español y se publicará en MyAmgen la semana próxima.